Exhibit (g)(15)

APPENDIX B TO CUSTODIAN AGREEMENT BETWEEN STATE STREET BANK AND TRUST COMPANY AND EACH OF THE INVESTMENT COMPANIES LISTED ON APPENDIX "A" THERETO DATED AS OF APRIL 13, 2009

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement"):

A. ADDITIONAL CUSTODIANS
Custodian	Purpose
Bank of New York	FICASH
FITERM

B. SPECIAL SUBCUSTODIANS
Custodian	Purpose
Bank of New York	FICASH

C. FOREIGN SUBCUSTODIANS:

Country	Subcustodian Name	Eligible Securities Depositories
Argentina	Citibank, N.A.	Caja de Valores S.A.
Australia	The Hongkong and Shanghai Banking Corporation Ltd.	Austraclear Limited
Citigroup Pty. Limited
Austria	UniCredit Bank Austria AG	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)
Bahrain	HSBC Bank Middle East Limited	Clearing, Settlement, and Depository System of the Bahrain Stock Exchange
Bangladesh	Standard Chartered Bank	Central Depository Bangladesh Limited
Belgium	Deutsche Bank AG, Netherlands	Euroclear Belgium Banque Nationale de Belgique
Benin	Société Générale de Banques en Côte d'Ivoire	Dépositaire Central - Banque de Règlement
Bermuda	Bank of Bermuda Limited	Bermuda Securities Depository
Botswana	Barclays Bank of Botswana Ltd.	Bank of Botswana Central Securities Depository Company of Botswana Ltd.
Brazil	Citibank, N.A.	Companhia Brasileira de Liquidaçao e Custodia Sistema Especial de Liquidacao e de Custodia Central de Custodia e deLiquidacao Financeira de Titulos Privados
Bulgaria	ING Bank N.V. *UniCredit Bulbank AD	Central Depository AD Bulgarian National Bank
Burkina Faso	Société Générale de Banques en Côte d'Ivoire	Dépositaire Central - Banque de Règlement
Canada	State Street Trust Company Canada *RBC Dexia Investor Services Limited	The Canadian Depository for Securities Limited

Cayman Islands	Close Trustees (Cayman) Limited	None
Chile	Banco Itaú Chile	Depósito Central de Valores S.A.
*Citibank, N.A.
People's Republic of China (Shanghai)	HSBC Bank (China) Company Limited, Shanghai	China Securities Depository and Clearing Corporation Limited, Shanghai Branch
People's Republic of China (Shenzhen)	HSBC Bank (China) Company Limited, Shenzhen	China Securities Depository and Clearing Corporation Limited, Shenzhen Branch
People's Republic of China (Shenzhen)	*Standard Chartered Bank (China) Limited Shanghai, Shenzhen
Colombia	Cititrust Colombia S.A.	Depósito Centralizado de Valores de Colombia S.A. Deposito Central de Valores
Costa Rica	Banco BCT S.A.	Central de Valores S.A.
Croatia	Privredna banka Zagreb d.d.	Sredisnje Klirinsko Depozitarno Drustvo
*Zagrebacka Banka d.d.
Cyprus	BNP Paribas Securities Services, S.A.	Central Depository and Central Registry
Czech Republic	Ceskoslovenská obchodni banka, a.s. *UniCredit Bank Czech Republic a.s.	Stredisko cenn/ch papiru - Ceská republika Czech National Bank

Denmark	Skandinaviska Enskilda Banken AB	VP Securities A/S
Ecuador	Banco de la Producción S.A. PRODUBANCO	Depósito Centralizado de Valores de Ecuador (DECEVALE)
Egypt	HSBC Bank Egypt S.A.E. *Citibank, N.A.	Misr for Clearing, Settlement, and Depository S.A.E.

Estonia	AS SEB Pank	AS Eesti Väärtpaberikeskus
Finland	Skandinaviska Enskilda Banken AB	Euroclear Finland
France	Deutsche Bank A.G.	Euroclear France
Germany	Deutsche Bank AG	Clearstream Banking AG, Frankfurt
Ghana	Barclays Bank of Ghana Ltd	GSE Securities Depository Company Ltd. (GSD)
Greece	BNP Paribas Securities Services, S.A.	Kentriko Apothetirio Aksion (Apothetirio) Bank of Greece
Guinea-Bissau	Société Générale de Banques en Côte d'Ivoire	Dépositaire Central - Banque de Règlement
Hong Kong	Standard Chartered Bank (Hong Kong) Ltd	Hong Kong Securities Clearing Company Limited Central Moneymarkets Unit
Hungary	UniCredit Bank Hungary Zrt.	Központi Elszámolóház és Értéktár (Budapest) Zrt. (KELER)
Iceland	New Kaupthing Banki hf.	Iceland Securities Depository Limited
India	Deutsche Bank AG The Hongkong and Shanghai Banking Corporation Limited *Standard Chartered Bank	National Securities Depository Limited Reserve Bank of India Central Depository Services India Limited
Indonesia	Deutsche Bank AG *Standard Chartered Bank Indonesia	Bank Indonesia PT Kustodian Sentral Efek Indonesia
Ireland	Bank of Ireland	None
*HSBC Bank Plc.
Israel	Bank Hapoalim B.M.	Tel Aviv Stock Exchange Clearing House Ltd.
Italy	Deutsche Bank S.p.A., Milan	Monte Titoli S.p.A.
Ivory Coast	Société Générale de Banques en Côte d'Ivoire	Dépositaire Central - Banque de Règlement
Jamaica	Bank of Nova Scotia Jamaica Ltd	Jamaica Central Securities Depository
Japan	Mizuho Corporate Bank, Ltd. Sumitomo Mitsui Banking Corporation *Standard Chartered Bank (Japan) Limited	Japan Securities Depository Center (JASDEC) Incorporated Bank of Japan
Jordan	HSBC Bank Middle East Limited	Securities Depository Center
Kazakhstan	SB HSBC Bank Kazakhstan JSC	Central Securities Depository
Kenya	Barclays Bank of Kenya Limited	Central Bank of Kenya Central Depository and Settlement Corporation Limited
Republic of Korea	Deutsche Bank AG	Korea Securities Depository
The Hongkong and Shanghai Banking Corporation Limited
*Standard Chartered First Bank Korea Limited (SC First Bank)
Kuwait	HSBC Bank Middle East Limited	Kuwait Clearing Company
Latvia	AS SEB Banka	Latvian Central Depository
Lebanon	HSBC Bank Middle East Limited	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L Banque du Liban
Lithuania	AB SEB Bankas	Central Securities Depository of Lithuania
Malaysia	Standard Chartered Bank Malaysia Berhad	Bursa Malaysia Depository Sdn. Bhd. Bank Negara Malaysia
Mali	Société Générale de Banques en Côte d'Ivoire	Dépositaire Central - Banque de Règlement
Malta	The Hongkong and Shanghai Banking Corporation Limited	Central Securities Depository of the Malta Stock Exchange
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	Central Depository and Settlement Co. Ltd. Bank of Mauritius
Mexico	Banco Nacional de México S.A.	S.D. INDEVAL, S.A. de C.V.
Morocco	Citibank, N.A.	Maroclear
Namibia	Standard Bank Namibia Limited	Bank of Namibia
Netherlands	Deutsche Bank AG	Euroclear Nederland
New Zealand	The Hongkong and Shanghai Banking Corporation Ltd	New Zealand Central Securities Depository Limited
Niger	Société Générale de Banques en Côte d'Ivoire	Dépositaire Central - Banque de Règlement
Nigeria	Stanbic IBTC Bank Plc.	Central Securities Clearing System Ltd.
Norway	Skandinaviska Enskilda Banken AB	Verdipapirsentralen
Oman	HSBC Bank Middle East Limited	Muscat Depository & Securities Registration Company, SAOC
Pakistan	Deutsche Bank AG *Standard Chartered Bank (Pakistan) Limited	Central Depository Company of Pakistan Limited State Bank of Pakistan
Palestine	HSBC Bank Middle East Limited	Clearing, Depository and Settlement, a department of the Palestine Securities Exchange
Panama	HSBC Bank (Panama) S.A.	LatinClear
Peru	Citibank del Péru, S.A.	Caja de Valores y Liquidaciones, Institución de Compensación y Liquidación de Valores S.A (CAVALI ICLV S.V.)
Philippines	Standard Chartered Bank	Philippine Depository & Trust Corp. Registry of Scripless Securities (ROSS) of the Bureau of Treasury
Poland	Bank Handlowy w Warszawie S.A.	Krajowy Depozyt Papierów Wartos'ciowych S.A. Rejestr Papierow Wartosciowych
Portugal	Banco Comercial Português S.A. *BNP Paribas Securities Services, S.A.	INTERBOLSA - Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.

Puerto Rico	Citibank, N.A.	see U.S. depositories
Qatar	HSBC Bank Middle East Limited	Central Clearing and Registration (CCR), a department of the Doha Securities Market
Romania	ING Bank N.V. *UniCredit Tiriac Bank S.A.	S.C. Depozitarul Central S.A. National Bank of Romania

Russia	ING Bank (Eurasia) ZAO *ZAO Citibank	Vneshtorgbank, Bank for Foreign Trade of the Russian Federation National Depository Center
Saudi Arabia	Saudi British Bank, Riyadh	Tadawul Central Securities Depository
Senegal	Société Générale de Banques en Côte d'Ivoire	Dépositaire Central - Banque de Règlement
Serbia	UniCredit Bank Serbia JSC	Central Registrar and Central Depository for Securities
Singapore	DBS Bank Limited United Overseas Bank Ltd.	The Central Depository (Pte) Limited Monetary Authority of Singapore

Slovak Republic	Ceskoslovenská obchodna banka, a.s. *UniCredit Bank Slovakia a.s.	Centralny depozitar cenn/ch papierov SR, a.s. National Bank of Slovakia
Slovenia	UniCredit Banka Slovenija d.d.	KDD - Centralna klirinsko depotna druzba d.d.
South Africa	Nedbank Limited	Strate Central Securities Depository
Standard Bank of South Africa Limited
Spain	Deutsche Bank S.A.E.	IBERCLEAR
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited *Standard Chartered Bank	Central Bank of Sri Lanka Central Depository Systems (Pvt) Limited
Swaziland	Standard Bank Swaziland Limited	None
Sweden	Skandinaviska Enskilda Banken AB	Euroclear Sweden
Switzerland	UBS AG	Six SIS AG
Switzerland	Credit Suisse
Taiwan - R.O.C.	Bank of Taiwan *Standard Chartered Bank (Taiwan) Limited HSBC Taipei Citibank Taipei	Central Bank of Taiwan Taiwan Depository and Clearing Corporation
Deutsche Bank
JPMorgan Chase Bank, N.A., Taiwan Branch
Thailand	Standard Chartered Bank (Thai) Public Company Limited	Thailand Securities Depository Company Limited
Togo	Société Générale de Banques en Côte d'Ivoire	Dépositaire Central - Banque de Règlement
Trinidad & Tobago	Republic Bank Limited	Central Bank of Trinidad and Tobago
Tunisia	Banque Internationale Arabe de Tunisie	Société Tunisienne Interprofessionelle pour la Compensation et le Dépôts des Valeurs Mobilières
Turkey	Citibank, A.S.	Central Registry Agency
*HSBC Bank A.S.
Uganda	Barclays Bank of Uganda Ltd.	Bank of Uganda
Ukraine	ING Bank Ukraine *UniCredit Bank T.z.o.v.	National Bank of Ukraine Mizhregionalny Fondovy Souz
United Arab Emirates - ADX	HSBC Bank Middle East Limited (HSBC-BME), Abu Dhabi	Clearing, Settlement, Depository and Registry Department of the Abu Dhabi Securities Exchange
United Arab Emirates - DFM	HSBC Bank Middle East Limited	Clearing and Depository System
Dubai Intternational Financial Center - DIFC	HSBC Bank Middle East Limited, Dubai	Central Securities Depository
Dubai Intternational Financial Center - DIFC	*Standard Chartered Bank
United Kingdom	State Street Bank and Trust Company, United Kingdom branch	Euroclear UK & Ireland Limited
*HSBC Bank Plc.
United States	State Street Bank and Trust Company	Depository Trust Clearing Corporation Federal Reserve Bank
Uruguay	Banco Itaú Uruguay S.A.	Banco Central del Uruguay
Venezuela	Citibank, N.A.	Banco Central de Venezuela Caja Venezolana de Valores
Vietnam	HSBC Bank (Vietnam) Ltd.	Vietnam Securities Depository (VSD)
Zambia	Barclays Bank of Zambia Plc.	LuSE Central Shares Depository Limited Bank of Zambia
Zimbabwe	Barclays Bank of Zimbabwe Limited	None

*Legacy Investors Bank & Trust Company (IBT) subcustodian Network relationship.

Each of the Investment Companies Listed on Appendix "A" Attached Hereto,
onBehalf of Each of Their Respective Portfolios

By: /s/Paul Murphy

Name:Paul Murphy

Title:Asst. Treasurer

State Street Bank and Trust Company

By: /s/A. Bonavita

Name: A. Bonavita

Title: Vice President